Exhibit 99.2

NOVEMBER 4, 2024

GLAUKOS CORPORATION (NYSE: GKOS)

THIRD QUARTER 2024 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date: November 4, 2024

Time: 4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers: 1-888-210-2212 (U.S.), 1-646-960-0390 (International)

Confirmation ID: 7935742

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.
Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

GLAUKOS
TRANSFORMING VISION

WE'LL GO FIRST

Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

NOVEMBER 4, 2024

THIRD QUARTER 2024 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	3Q 2024 $96.7 million (+24% vs. 3Q 2023)
Gross Margin (Non-GAAP)	3Q 2024 ~82% (versus ~83% in 3Q 2023)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$267.2 million as of September 30, 2024 (versus $266.4 million as of June 30, 2024)
FY2024 Sales Guidance	FY 2024 global consolidated revenues of $377 - $379 million expected (versus $370 - $376 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

NOVEMBER 4, 2024

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record third quarter net revenues of $96.7 million that were up 24% versus 3Q 2023. Our third quarter performance reflected continued solid execution across our global Glaucoma and Corneal Health franchises.

3Q Reported Net Sales (in millions)
$78.0
$96.7
3Q 2023
3Q 2024

Franchise Revenue Performance

NOVEMBER 4, 2024

U.S. Glaucoma

Our third quarter U.S. Glaucoma net revenues were approximately $51.6 million, representing year-over-year growth of 35% versus 3Q 2023 driven by early but growing contributions from iDose® TR, along with continued strong growth within our overall iStent® portfolio, led by iStent infinite®.

The access for and utilization of iStent infinite for glaucoma patients that have failed medical and surgical therapy continues to expand as our ongoing clinical education efforts and an improving market access landscape take hold.

During the third quarter, we successfully advanced execution of our detailed launch plans for iDose TR, a first-of-its-kind intracameral procedural pharmaceutical that was designed to deliver glaucoma drug therapy for up to three years. The third quarter saw the establishment of a unique J-Code, J7355, for iDose TR, which became effective on July 1, 2024. We have also now expanded access of iDose TR to our entire sales force. More importantly, outcomes and feedback from a growing number of cases and trained surgeons continue to be very positive and reaffirm our view that with the launch of iDose TR, we have the potential to reshape glaucoma management as we know it today.

International Glaucoma

Our third quarter International Glaucoma net revenues were approximately $24.5 million, representing year-over-year growth of 21%, versus 3Q 2023. The strong growth internationally during the third quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and major market in the world. Consistent with prior quarters this year, our new French CEPS agreement was favorable to our third quarter reported revenues.

We remain in the early stages of expanding our IG and product portfolio initiatives globally ahead of anticipated new product approvals and expanding market access in the years to come. In the interim, we expect the trialing of new competitive products in our major international markets may become an increasing headwind as we enter 2025.

Corneal Health

Our third quarter Corneal Health net revenues were approximately $20.6 million, representing year-over-year growth of 5% versus 3Q 2023, including U.S. Photrexa® net sales of $17.9 million. As discussed last quarter, these third quarter results reflect the impact to Photrexa realized revenues as a result of our entry as a company into MDRP.

We continue to focus on expanding access for keratoconus patients suffering from this rare disease.

NOVEMBER 4, 2024

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Advanced commercial launch activities in the U.S. for iStent infinite in the third quarter of 2024
o	Interventional glaucoma education efforts and improved facility economics driving increased access for and utilization of iStent infinite in standalone procedures for patients that have failed prior medical and surgical therapy
o	Focused on key market access initiatives to support consistent and dependable professional fee payment, with six of the seven MACs now including CPT code 0671T on their latest fee schedules
o	Five of the seven MACs have issued final LCD reconsiderations that provide coverage for iStent infinite consistent with FDA approval and based upon our coverage reconsideration requests (scheduled to become effective November 2024)
✓	Advanced initial commercial launch activities for iDose TR
o	Expanded access of iDose TR to all of our sales field personnel helped support a growing number of trained surgeons and expanding utilization
o	Unique, permanent J-code for iDose TR, J7355, became effective on July 1, 2024; this J-code is expected to increase patient access in the U.S. and should provide more streamlined, consistent, and dependable coverage and payment for iDose TR as we advance and ultimately accelerate our initial commercial launch activities entering 2025
o	J7355 was included in CMS’s latest HOPD and ASC quarterly update addendums, appropriately establishing pricing of J7355 at ASP +6%, effective as of October 1
o	Advanced efforts to secure professional fee coverage and payment with MACs, as well as establish commercial and Medicare Advantage coverage now that the permanent J-code is effective
o	Expanded set of peer-reviewed literature, now consisting of 8 different peer-reviewed publications highlighting iDose TR as a transformative new treatment alternative for patients suffering with glaucoma and ocular hypertension
✓	Secured several international regulatory approvals, including for iStent inject W in China and standalone usage indication for iStent inject W in Japan, alongside the approvals of both iStent infinite and PRESERFLO in Brazil earlier this year

NOVEMBER 4, 2024

✓	CMS’s Final Rules for Calendar Year 2025 – Hospital Outpatient Prospective Payment System (OPPS) and Ambulatory Surgical Center (ASC) Facility Fee Schedule updates:
o	APC assignment for standalone trabecular bypass procedures, CPT 0671T, finalized to remain in APC 5493 (unchanged versus CY 2024)
o	APC assignment for combined cataract plus trabecular bypass procedures, CPT 66989 and CPT 66991, finalized to remain in APC 5493 (unchanged versus CY 2024)
o	APC assignment for iDose TR procedural pharmaceutical, CPT 0660T and 0661T, finalized to remain in APC 5492
o	These rules will go into effect on January 1, 2025

NOVEMBER 4, 2024

2024 Revenue Guidance Raised to Reflect Strong Continued Momentum

Glaukos now expects full-year 2024 global consolidated net sales of $377 - $379 million, up from its previous guidance of $370 - $376 million. This upwardly revised guidance attempts to take into consideration:

●	Potential expanding contributions from iDose TR as reimbursement confidence is established
●	Potential growing contributions from iStent infinite as broader IG initiatives take hold
●	Potential impact of finalized MIGS LCDs in 5 of the 7 MACs
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
●	Potential headwinds within our U.S. Corneal Health franchise associated with our entry as a company into the MDRP
●	The latest anticipated foreign currency exchange impact based on the spot rates as of our 3Q 2024 earnings call on November 4, 2024
●	Combo-cataract MIGS competition globally

NOVEMBER 4, 2024

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

●	iStent® micro-scale surgical devices
●	iDose® sustained-release procedural pharmaceuticals
●	iLution™ transdermal pharmaceuticals
●	iLink® bio-activated pharmaceuticals
●	Retina XR bio-erodible sustained-release pharmaceuticals

Ocular Hypertension and
Open-Angle Glaucoma
iStent
Micro-Scale
iDose
Sustained-Release
Retina XR
Bio-Erodible IVT
iLink
Bio-Activated
iLution
Eyelid Delivery
AMD
DME
RVO
Dry Eye
Glaucoma
Presbyopia
Blepharitis
Keratoconus

NOVEMBER 4, 2024

Key R&D and Pipeline Updates

We are continuing to prudently invest in and advance our fulsome pipeline of core novel platforms, supported by more than $600 million of investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	Announced positive topline outcomes in the second Phase 3 confirmatory pivotal trial for Epioxa™ (Epi-on)
o	Completed successful clinical pre-NDA meeting with the FDA, in which the Agency agreed that our clinical data package is sufficient to support an NDA submission and review
o	Results from this second Phase 3 confirmatory pivotal trial together with the already-completed first Phase 3 pivotal trial are expected to support our anticipated NDA submission for Epioxa by the end of 2024
✓	Preparing to commence Phase 3 clinical trial for iDose TREX, our next-generation iDose therapy, by the end of 2024
✓	Advancing dialogue with the FDA regarding the re-administration of iDose TR
✓	Completed patient enrollment in Phase 2a clinical trial for iLution™ Travoprost
✓	Advancing patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients
✓	Advancing patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401)
✓	Completed patient enrollment in two Phase 2 trials for third-generation iLink therapy
✓	PRESERFLO MicroShunt
o	U.S. Investigation Device Exemption (IDE) application open; targeting clinical study commencement in 1H 2025
o	Ongoing regulatory submissions and approvals in Latin America

NOVEMBER 4, 2024

Product / Pipeline Chart

PRODUCT	PATIENT	STATUS	
iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	FDA Approved (2012, 2018, 2020)	GLAUCOMA
iStent infinite	Glaucoma (failed on prior therapy)	FDA Cleared (2022)	GLAUCOMA
iStent infinite	Glaucoma (label expansion)	Active PMA Study	GLAUCOMA
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS approved / US IDE open	GLAUCOMA
iDose TR	Ocular Hypertension - Glaucoma	FDA Approved (2023)	GLAUCOMA
iDose TREX	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
iDose Next Generation	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
iLution Travoprost (GLK-311)	Ocular Hypertension - Glaucoma	Phase 2	GLAUCOMA
Photrexa (Epi-off)	Keratoconus	FDA Approved (2016)	CORNEA
Epioxa (Epi-on)	Keratoconus	Phase 3	CORNEA
iLink 3rd Generation	Keratoconus	Phase 2	CORNEA
iVeena	Keratoconus	Phase 1	CORNEA
iLution Dry Eye (GLK-301)	Dry Eye	Phase 2	CORNEA
iLution Presbyopia (GLK-302)	Presbyopia	Phase 2	CORNEA
iLution Blepharitis	Demodex Blepharitis	Pre-Clinical	CORNEA
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Phase 2	RETINA
IVT NCE Conjugate (GLK-411)	DME	Pre-Clinical	RETINA
Radius XR	Wearable Patient Engagement & Diagnostic System	FDA Cleared	OTHER
iAccess	Precision Goniotomy	FDA Cleared	OTHER
iPRIME	Viscodelivery	FDA Cleared	OTHER

NOVEMBER 4, 2024

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Third quarter 2024 financial performance summary:

2023: 83% ∆: -100 bps
Gross Margin (Non-GAAP)	3Q 2024: 82% 3Q 2023: 83% YoY ∆: -100 bps	● Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting
SG&A (Non-GAAP)	3Q 2024: $63.3M 3Q 2023: $53.5M YoY ∆: +18%	● (3%) sequential decrease vs $65.5M in 2Q 2024 ● YoY increase primarily reflects commercial and G&A investments globally and new product launch activities
R&D (Non-GAAP)	3Q 2024: $34.7M 3Q 2023: $33.3M YoY ∆: +4%	● +1% sequential increase vs $34.4M in 2Q 2024 ● YoY and QoQ increases primarily reflect continued investment in and advancement of R&D programs
SG&A + R&D (Non-GAAP)	3Q 2024: $98.0M 3Q 2023: $86.8M YoY ∆: +13%	● (2%) sequential decrease vs $99.9M in 2Q 2024
Earnings	Op Loss (Non-GAAP) 3Q 2024 ($18.4M) 3Q 2023: ($21.8M) Net Loss (Non-GAAP) 3Q 2024: ($15.2M) 3Q 2023: ($24.2M) Diluted EPS (Non-GAAP) 3Q 2024: ($0.28) 3Q 2023: ($0.50)
CapEx	3Q 2024: $1.4M 3Q 2023: $3.4M YoY ∆: (-$1.9M)
●
Capital expenditures moderating to levels more consistent with historical norms, a trend expected to continue throughout 2024
●
YoY decrease reflects the substantial completion of Aliso Viejo, CA and Burlington, MA facilities

Cash	3Q 2024: $267.2M 2Q 2024: $266.4M QoQ ∆: +$0.8M	● Operating expenses, capital expenditures and changes in working capital

NOVEMBER 4, 2024

Other Important Updates

➢	On October 4, 2024, we issued a notice of redemption for the remaining $57.5 million in principal amount outstanding of our convertible senior notes due 2027. Pursuant to the notice, we anticipate these notes to convert to common stock before the redemption date of December 16, 2024, helping to further solidify our already strong capital position through a de-leveraging and de-risking of our balance sheet as well as a significant reduction in future cash interest expense. See associated 8-K filing (here) for additional information.

NOVEMBER 4, 2024

Additional Information

NOVEMBER 4, 2024

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iPRIME, iStent infinite, iDose TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed with the SEC on August 2, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which we expect to file on or before November 12, 2024. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

NOVEMBER 4, 2024

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.   Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

NOVEMBER 4, 2024

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$96,670	$78,048	$277,982	$232,346
Cost of sales	22,584	18,510	65,392	56,684
Gross profit	74,086	59,538	212,590	175,662
Operating expenses:
Selling, general and administrative	64,000	54,247	192,163	161,034
Research and development	34,746	33,301	99,898	101,706
Acquired in-process research and development	—	—	14,229	3,000
Total operating expenses	98,746	87,548	306,290	265,740
Loss from operations	(24,660)	(28,010)	(93,700)	(90,078)
Non-operating income (expense):
Interest income	2,700	2,710	8,611	6,252
Interest expense	(1,663)	(3,398)	(8,468)	(10,205)
Charges associated with convertible senior notes	—	—	(18,012)	—
Other income (expense), net	2,391	(1,709)	(338)	(2,978)
Total non-operating income (expense)	3,428	(2,397)	(18,207)	(6,931)
Loss before taxes	(21,232)	(30,407)	(111,907)	(97,009)
Income tax provision	177	37	885	873
Net loss	$(21,409)	$(30,444)	$(112,792)	$(97,882)

Basic and diluted net loss per share	$(0.39)	$(0.63)	$(2.18)	$(2.03)

Weighted average shares used to compute
basic and diluted net loss per share	55,037	48,675	51,804	48,284

NOVEMBER 4, 2024

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,143	$93,467
Short-term investments	162,330	201,964
Accounts receivable, net	56,408	39,850
Inventory	59,895	41,986
Prepaid expenses and other current assets	18,506	18,194
Total current assets	397,282	395,461
Restricted cash	4,733	5,856
Property and equipment, net	98,581	103,212
Operating lease right-of-use assets	27,321	27,146
Finance lease right-of-use asset	42,365	44,180
Intangible assets, net	269,418	282,956
Goodwill	66,134	66,134
Deposits and other assets	20,709	15,469
Total assets	$926,543	$940,414

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,103	$13,440
Accrued liabilities	60,581	60,574
Total current liabilities	71,684	74,014
Convertible senior notes	56,759	282,773
Operating lease liability	30,656	30,427
Finance lease liability	69,712	70,538
Deferred tax liability, net	7,143	7,144
Other liabilities	22,080	13,752
Total liabilities	258,034	478,648

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 55,122 and 49,148 shares issued and 55,094 and 49,120 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	55	49
Additional paid-in capital	1,377,825	1,059,751
Accumulated other comprehensive income	2,620	1,165
Accumulated deficit	(711,859)	(599,067)
Less treasury stock (28 shares as of September 30, 2024 and December 31, 2023)	(132)	(132)
Total stockholders' equity	668,509	461,766
Total liabilities and stockholders' equity	$926,543	$940,414

NOVEMBER 4, 2024

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q3 2024				Q3 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$22,584	$(5,523)	(a)	$17,061	$18,510	$(5,523)	(a)	$12,987

Gross Margin	76.6%	5.8%		82.4%	76.3%	7.1%		83.4%

Operating expenses:
Selling, general and administrative	$64,000	$(705)	(b)	$63,295	$54,247	$(705)	(b)	$53,542
Loss from operations	$(24,660)	$6,228		$(18,432)	$(28,010)	$6,228		$(21,782)
Net loss	$(21,409)	$6,228	(c)	$(15,181)	$(30,444)	$6,228	(c)	$(24,216)
Basic and diluted net loss per share	$(0.39)	$0.11		$(0.28)	$(0.63)	$0.13		$(0.50)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.7 million.
(c)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

NOVEMBER 4, 2024

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q3 2024				Year-to-Date Q3 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$65,392	$(16,569)	(a)	$48,823	$56,684	$(16,569)	(a)	$40,115

Gross Margin	76.5%	5.9%		82.4%	75.6%	7.1%		82.7%

Operating expenses:
Selling, general and administrative	$192,163	$(2,115)	(b)	$190,048	$161,034	$(2,115)	(b)	$158,919

Loss from operations	$(93,700)	$18,684		$(75,016)	$(90,078)	$18,684		$(71,394)

Non-operating income (expense):
Charges associated with convertible senior notes	$(18,012)	$18,012	(c)	$—	$—	$—		$—

Net loss	$(112,792)	$36,696	(d)	$(76,096)	$(97,882)	$18,684	(d)	$(79,198)

Basic and diluted net loss per share	$(2.18)	$0.71		$(1.47)	$(2.03)	$0.39		$(1.64)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $16.6 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $2.1 million.
(c)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(d)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

NOVEMBER 4, 2024

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	3Q 2024	3Q 2023	2Q 2024	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)
International Glaucoma	$24,467	$20,280	$26,131	20.6%	20.9%	(0.2%)	(6.4%)	(8.2%)	1.8%

Total Net Sales	$96,670	$78,048	$95,690	23.9%	23.9%	(0.0%)	1.0%	0.5%	0.5%

(1)	Operational growth excludes the effect of translational currency

(2)Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.